Exhibit 99.1

Cryoport Revenue Grows 83% for Second Quarter 2019

----

Cryoport now supports 413 clinical trials in regenerative medicine

Cryoport supports the commercial launch of bluebird bio’s Zynteglo™ in Europe

IRVINE, California, August 8, 2019 - Cryoport, Inc. (NASDAQ: CYRX) (NASDAQ: CYRXW) (“Cryoport”), the world's leading temperature-controlled logistics company dedicated to the life sciences industry, today announced financial results for the three and six-month periods ended June 30, 2019.

“Cryoport reported revenue of $8.5 million for the three-month period ended June 30, 2019, an increase of 83% compared with the same period in the prior year,” stated Jerrell Shelton, Chief Executive Officer of Cryoport.

“Revenue from our commercial agreements supporting Gilead’s YESCARTA® and Novartis’ KYMRIAH® contributed $1.9 million in the Second Quarter of 2019 as volumes continued to ramp in their respective ongoing commercial rollouts. Revenue from these commercial products represent a 320% increase compared with the same quarter last year and a sequential increase of 34% over the First Quarter of 2019. The continued global rollout of YESCARTA® and KYMRIAH® is expected to drive sustained momentum and revenue growth for Cryoport.

“A milestone during the quarter was the European Union’s Conditional Marketing Authorization for bluebird bio’s ZYNTEGLO™, which represents the third commercially approved product that we support. ZYNTEGLO™ is the first gene therapy approved for transfusion-dependent β-thalassemia (TDT), a severe genetic disease caused by mutations in the β-globin gene that results in reduced or absent hemoglobin. Logistics requirements are expected to ramp in 2020 with the commercial launch, driving revenue to Cryoport. We are proud to be working with bluebird bio to bring this pioneering therapy to patients.

“We added a net total of 30 clinical trials during the Second Quarter, bringing the grand total of regenerative therapy clinical trials supported by Cryoport to a record 413, of which 52 are currently in Phase III. As the regenerative medicine market continues to gain pace, we expect to continue to grow the number of clinical trials we support, which, together with the increasing number of cell therapies that are approaching commercialization, will continue to be a main source of revenue growth.

“The global Regenerative Medicine market continues to experience significant growth with a range of diverse therapies entering development. Data provided by the Alliance for Regenerative Medicine states that there are currently a total of 1,069 clinical trials in the Regenerative Medicine market globally, with 358 trials in Phase I, 617 in Phase II, and 94 in Phase III. We continue to focus on adding clinical trials as a core part of our strategy as the industry approaches its inflection point and many therapies advance toward commercialization. Demand for temperature-controlled logistics solutions is expected to significantly increase as these therapies are approved across new indications and countries.

“We think the growth of the regenerative medicine market has just begun; and, to support this growth, we will continue to further build out our ecosystem to better serve all our life sciences markets through investing in infrastructure, forming strategic partnerships and developing new, innovative solutions for the life sciences.

“During the Second Quarter, we entered the bioservices market through the acquisition of Cryogene Partners, a Houston-based company that operates a 21,000 square foot state-of-the-art biostorage facility. This acquisition was immediately accretive, contributing approximately $577,000 to Cryoport's revenue for the Second Quarter. We expect Cryogene’s revenues to grow over the next several quarters as it continues to attract new customers and further serve its major customers in the region, such as MD Anderson, Houston Methodist Hospital, Texas Childrens, Bellicum, and Merck.

“We believe Cryoport is well capitalized with approximately $95 million in cash and short term investments to execute on its growth strategies in all its markets, which we expect to provide us with the financial wherewithal to finance our growth, to continue our global infrastructure buildout, to invest in new product offerings, and to build out our global supply chain network. Our strong balance sheet also allows us to more aggressively pursue acquisitions and other strategic initiatives that will further entrench Cryoport within this new and expanding life sciences ecosystem.”

Highlights by market:

Biopharma

•	Biopharma revenue increased by 81% to $7.0 million for the three months ended June 30, 2019 compared to $3.8 million for the same period in 2018.

•	A net addition of 30 new biopharma trials were added during the three months ended June 30, 2019.

•	Cryoport is supporting a net total of 413 clinical trials as of June 30, 2019 compared with 283 as of June 30, 2018. The number of trials in Phase III grew to 52, compared with 41 as of June 30, 2018. Of the 413 total trials we support, 353 are in the Americas, 53 in EMEA (Europe, the Middle East and Africa) and seven in APAC (Asia Pacific), as of June 30, 2019. This compares to 257 in the Americas, 25 in EMEA and one in APAC, as of June 30, 2018.

•	Formed a strategic alliance with EVERSANA™ to further develop another fully integrated regenerative medicine supply chain solution. The alliance is designed to leverage EVERSANA's position as the leading provider of commercial services addressing access, affordability and adherence challenges for cell and gene therapies and Cryoport's suite of temperature-controlled logistics solutions to ensure a safe and effective supply chain solution for innovative therapeutic advancements.

Animal Health

•	Revenue from the Animal Health remained flat with $0.3 million for both, the three months ended June 30, 2019 and 2018.

Reproductive Medicine

•	Reproductive Medicine revenue increased 34% for the three months ended June 30, 2019 compared to the same period in 2018, growing both domestically as well as internationally.

Bioservices

•	Bioservices revenue for the three months ended June 30, 2019 was $0.6 million, resulting from the acquisition of the Cryogene business consummated during the quarter.

Financial Highlights:

•	Revenue increased 83% to $8.5 million for the three-month period ended June 30, 2019, compared with the same period in the prior year.

•	Revenue increased 75% to $15.1 million for the six-month period ended June 30, 2019, compared with the same period in the prior year.

•	Excluding the Cryogene acquisition consummated in May of 2019, revenue grew 71% and 68% for the three and six-month periods ended June 30, 2019, compared with the same period in the prior year.

•	Gross margin for the three and six-months ended June 30, 2019 was 51% and 52%, respectively, compared to 54% for both periods in the prior year.

•	As a result of in the continued investments in the build out of infrastructure, including the addition of two new Global Logistics Centres in the U.S. and Europe during the second half of 2018, new competencies and services, operating costs and expenses increased by $1.7 million, and $3.3 million, for the three and six-month periods ended June 30, 2019, respectively, compared to the same periods in the prior year.

•	Adjusted EBITDA for the three-month period ended June 30, 2019 was $0.3 million, compared with ($0.8 million) in the same three-month period in the prior year. Adjusted EBITDA for the six-month period ended June 30, 2019, was ($0.1 million), compared with ($1.4 million) in the same six-month period in the prior year.

•	Net loss for the three-month period ended June 30, 2019 was $2.5 million, or $0.08 per share, compared to a net loss of $2.5 million, or $0.09 per share in the same three-month period in 2018.

•	Net loss for the six-month period ended June 30, 2019 was $4.9 million, or $0.16 per share, compared with $5.2 million, or $0.19 per share, in the same six-month period in 2018.

•	Cryoport reported $94.7 million in cash, cash equivalents and short-term investments as of June 30, 2019, compared with $47.3 million as of December 31, 2018. This increase includes net proceeds of $68.8 million received from a public offering during the three-month period ended June 30, 2019.

Further information on Cryoport’s financial results is included on the attached condensed consolidated balance sheets and statements of operations, and additional explanations of Cryoport’s financial performance is provided in Cryoport’s quarterly report on Form 10-Q for the three-month period ended June 30, 2019, which will be filed with the Securities and Exchange Commission (“SEC”) on August 9, 2019. The full report will be available on the SEC Filings section of the Investor Relations section of Cryoport’s website at www.cryoport.com.

Earnings Conference Call Information

IMPORTANT INFORMATION: A document titled “Cryoport Second Quarter 2019 in Review”, which will provide a review of Cryoport’s recent financial and operational performance and a general business update, will be issued by management at 4:05 pm ET on Thursday, August 8. The document is designed to be read by investors before the questions and answers conference call and can be accessed at http://ir.cryoport.com/events-and-presentations.

Cryoport management will host a conference call at 5:00 pm ET on August 8, 2019. The conference call will be in the format of a questions and answers session and will address any queries investors have regarding Cryoport’s reported results.

Conference Call Information

Date:	Thursday, August 8, 2019
Time:	5:00 p.m. ET
Dial-in numbers:	+1 (855) 327-6837 (U.S.) or +1 (631) 891-4304 (International)
Confirmation code:	Request “Cryoport Call” or provide code 10007349
Live webcast:	‘Investor Relations’ section at www.cryoport.com or at this link. Please allow 10 minutes prior to the call to visit this site to download and install any necessary audio software.

An archive of the question and answer webcast will be available approximately three hours after completion of the live event and will be accessible on the Investor Relations section of Cryoport's website at www.cryoport.com for a limited time. To access the replay of the webcast, please follow this link. A dial-in replay of the call will also be available to those interested until August 15, 2019. To access the replay, dial +1 (844) 512-2921 (United States) or +1 (412) 317-6671 (International) and enter replay pin number: 10007349.

About Cryoport, Inc.

Cryoport, Inc. (“Cryoport”) is the premier provider of temperature-controlled solutions to the life sciences industry through its purpose-built proprietary packaging, information technology, specialized cold chain logistics expertise, and biostorage and biobanking services. The Company provides leading edge solutions to the biopharma, reproductive medicine and animal health markets to ship, store and deliver biologic materials, such as immunotherapies, stem cells, CAR-T cell therapies, vaccines and reproductive cells for clients worldwide Cryoport actively supports pharmaceutical and biotechnology companies, points-of-care, contract research organizations, central laboratories, contract manufacturers, university researchers and other entities service the life sciences industry.

Cryoport's proprietary Cryoport Express® Shippers, Cryoportal® Logistics Management Platform, leading-edge SmartPak II™ Condition Monitoring System and geo-sensing technology, paired with unparalleled cold chain logistics expertise and 24/7 client support, make Cryoport the end-to-end cold chain logistics partner that the industry trusts.

For more information, visit www.cryoport.com. Sign up to follow @cryoport on Twitter at www.twitter.com/cryoport.

Forward Looking Statements

Statements in this news release which are not purely historical, including statements regarding Cryoport's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. It is important to note that Cryoport's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effect of changing economic conditions, trends in the products markets, variations in Cryoport's cash flow, market acceptance risks, and technical development risks. Cryoport's business could be affected by a number of other factors, including the risk factors listed from time to time in Cryoport's SEC reports including, but not limited to, Cryoport's 10-K for the year ended December 31, 2018 filed with the SEC. Cryoport cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Cryoport, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Cryoport Investor Contacts:

Todd Fromer / Elizabeth Barker

KCSA Strategic Communications

tfromer@kcsa.com / ebarker@kcsa.com

P: 1-212-896-1203

Cryoport Inc. and Subsidiaries

 Consolidated Statements of Operations

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues	$8,463,588	$4,627,011	$15,116,500	$8,650,200
Cost of revenues	4,125,199	2,123,304	7,324,210	3,962,130
Gross margin	4,338,389	2,503,707	7,792,290	4,688,070

Operating costs and expenses:
General and administrative	3,258,781	2,668,845	5,955,640	4,737,355
Sales and marketing	2,843,073	1,851,456	5,251,065	3,435,884
Engineering and development	540,933	448,591	1,030,529	778,321
Total operating costs and expenses	6,642,787	4,968,892	12,237,234	8,951,560

Loss from operations	(2,304,398)	(2,465,185)	(4,444,944)	(4,263,490)
Other income (expense):
Interest expense	(333,910)	-	(672,638)	-
Warrant inducement and repricing expense	-	-	-	(899,410)
Other income, net	119,441	7,120	210,913	22,888
Loss before provision for income taxes	(2,518,867)	(2,458,065)	(4,906,669)	(5,140,012)
Provision for income taxes	(9,624)	(12,825)	(8,724)	(13,638)
Net loss	$(2,528,491)	$(2,470,890)	$(4,915,393)	$(5,153,650)

Net loss per share - basic and diluted	$(0.08)	$(0.09)	$(0.16)	$(0.19)
Weighted average shares outstanding - basic and diluted	31,176,166	27,808,873	30,811,109	27,294,384

# # #

Cryoport Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2019	2018
	(unaudited)
Current Assets:
Cash and cash equivalents	$80,642,213	$37,327,125
Short-term investments	14,103,653	9,930,968
Accounts receivable, net	6,095,858	3,543,666
Inventories	306,438	220,514
Prepaid expenses and other current assets	526,648	752,269
Total current assets	101,674,810	51,774,542
Property and equipment, net	10,338,007	4,357,498
Operating lease right-of-use assets	4,160,747	-
Goodwill	11,149,663	-
Other intangible assets, net	5,415,499	137,220
Deposits	407,369	350,837
Total assets	$133,146,095	$56,620,097

Current liabilities:
Accounts payable and other accrued expenses	$3,416,805	$1,709,397
Accrued compensation and related expenses	1,534,468	1,262,478
Operating lease liabilities	534,586	-
Deferred revenue	221,776	66,315
Finance lease obligations	25,940	23,191
Total current liabilities	5,733,575	3,061,381
Convertible note, net	14,722,625	14,711,580
Operating lease liabilities, net	3,920,739	-
Deferred rent liability, net	-	267,415
Finance lease obligations, net	18,981	33,156
Total liabilities	24,395,920	18,073,532
Total stockholders' equity	108,750,175	38,546,565
Total liabilities and stockholders' equity	$133,146,095	$56,620,097

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures as defined in Regulation G of the Securities Exchange Act of 1934. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating Cryoport's performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes the following non-GAAP financial measure, adjusted EBITDA, to provide a useful measure of Cryoport's operating results, a meaningful comparison with historical results and with the results of other companies, and insight into Cryoport's ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of Cryoport's comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with Cryoport's GAAP financials, are useful to investors because they provide a basis for meaningful period-to-period comparisons of Cryoport's ongoing operating results, including results of operations, against investor and analyst financial models, identifying trends in Cryoport's underlying business and performing related trend analyses, and they provide a better understanding of how management plans and measures Cryoport's underlying business.

Cryoport Inc. and Subsidiaries

Adjusted EBITDA Reconciliation

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP net loss	$(2,528,491)	$(2,470,890)	$(4,915,393)	$(5,153,650)
Non-GAAP adjustments to net loss:
Depreciation and amortization expense	496,690	191,359	797,255	379,193
Interest expense, net	280,648	-	563,701	-
Stock-based compensation expense	1,991,755	1,445,729	3,405,490	2,495,239
Warrant inducement and repricing expense	-	-	-	899,410
Income taxes	9,624	12,825	8,724	13,638
Adjusted EBITDA	$250,226	$(820,977)	$(140,223)	$(1,366,170)